Exhibit 10.9

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made as of this 15th day of December 2015, between Robert Liscouski (“Executive”) and Implant Sciences Corporation (the “Company”), a Massachusetts corporation.

WHEREAS, the Company desires that for the foreseeable future the Executive will serve as the Company’s President as well as a member of the Board of Directors and the Executive is willing to continue to serve in the foregoing positions on the terms and conditions set forth in this Agreement;

NOW, THEREFORE in consideration of the mutual covenants and promises contained herein and other good and valuable considerations, the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Effective Date and Term of Employment.  As of the first date stated above (“Effective Date”), the Executive shall serve as the Company’s President.  The Company will employ Executive as President and Executive agrees to work for the Company, at its Wilmington, Massachusetts facility, to perform the duties and responsibilities inherent in such position, and such other duties and responsibilities as the Company shall from time to time assign to Executive.

2. Duties and Responsibilities.  The Executive agrees to work for the Company as its President performing all of the duties and responsibilities inherent in such position.  As the President the Executive shall report to the Company’s CEO and Board of Directors and shall be subject to the supervision thereof, and Executive shall have such authority as is delegated by the Board, which authority shall be sufficient for Executive to perform all of the duties of the office referenced herein.  The Executive shall devote the Executive’s full business time and reasonable best efforts in the performance of the foregoing services.  Subject to the restrictions set forth in Section 6.4, Executive may accept other board memberships or service with other charitable organizations that are not in conflict with Executive’s primary responsibilities and obligations to the Company.

3. Compensation and Benefits.

3.1 Salary.  The Company has paid, prior to the Effective Date hereof, and shall continue to pay, Executive a base salary of $11,538.46 every two weeks (i.e., at an annualized rate of $300,000 per year), payable in accordance with the Company’s customary payroll practices (the “Base Salary”).  The Base Salary thereafter shall be subject to annual review and adjustment, as determined by the Board (or the Compensation Committee of the Board) in its sole discretion, provided, however, that the Base Salary may not be decreased without the Executive’s consent unless the compensation payable to all executives of the Company is also similarly reduced.

3.2 Annual Incentive.  For the fiscal year ending June 30, 2015, Executive will receive a sign on cash bonus in the amount $200,000 (two hundred thousand dollars). For the fiscal year ending June 30, 2016 and in subsequent fiscal years, Executive will be eligible to receive an annual cash bonus in an amount up to $150,000, subject to Executive achieving any performance milestones that are established and approved by the Board of Directors within 60 days following the beginning of such fiscal year.  The bonus(es), if payable, shall be calculated and paid within 30 days after the end of the fiscal year in which such bonus was earned; provided, however, that the Company may delay the calculation and payment of any portion of such bonus which is based on the attainment of a revenue, earnings or similar milestone until the completion of the audit of the Company’s financial statements for the fiscal year in question.

3.3 Long-Term Incentives.  The Company previously granted the Executive certain stock options in connection with his service as a consultant to the Company (“Initial Options”), and that grant was consistent with the Company’s 2004 Stock Option Plan (“2004 SOP”).  The Initial Options are now fully-vested and exercisable by Executive.  In September 2012, and in March and July 2014, the Company granted the Executive additional stock options pursuant to the 2004 SOP (“At Risk Options”), which options are also subject to the Change in Control Plan adopted in September 2012 (“Control Plan”).  The Executive’s 2012 At Risk Options are now fully vested and exercisable; the 2014 At Risk Options are partially vested and exercisable as of the Effective Date hereof.  Executive and Company acknowledge and agree that the Executive’s Initial and At Risk Options are and shall be governed in all respects by the 2004 SOP, as the same may be amended from time to time and by the Control Plan, as amended from time to time; provided however that notwithstanding anything to the contrary in the 2004 SOP or the Control Plan, as amended, in the event a Change in Control occurs, as such term is defined in the Control Plan, then the latest date(s) by which Executive may exercise his Initial and At Risk Options shall not accelerate but shall remain as stated in the respective stock option grants unless the Executive consents in writing to a shorter time period.

3.4 Fringe Benefits.  Executive shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its executive employees, if any, to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate, including, but not limited to health care plans, short and long term disabilities plans, life insurance plans, retirement plans, and all other benefit plans from time to time in effect.  Executive shall also be entitled to take four (4) weeks of fully paid vacation in accordance with Company policy.

3.5 Reimbursement of Certain Expenses.  Executive shall be reimbursed for such reasonable and necessary business expenses incurred by Executive while Executive is employed by the Company, which are directly related to the furtherance of the Company’s business, including compensation under the Company’s standard policies if Executive uses his personal vehicle for Company business where such business is more than one hundred fifty (150) miles from the Company’s main offices or Executive’s home, wherever such trip commences.  The Executive must submit any request for reimbursement no later than ninety (90) days following the date that such business expense is incurred in accordance with the Company’s reimbursement policy regarding same and business expenses must be substantiated by appropriate receipts and documentation.  The Company may request additional documentation or a further explanation to substantiate any business expense submitted for reimbursement, and retains the discretion to approve or deny a request for reimbursement. If a business expense reimbursement is not exempt from Section 409A of the Code, any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year and a reimbursement (or right thereto)

may not be exchanged or liquidated for another benefit or payment.  Any business expense reimbursements subject to Section 409A of the Code shall be made no later than the end of the calendar year following the calendar year in which such business expense is incurred by the Executive.

3.6 Indemnification.  The Company shall continue to indemnify Executive to the fullest extent permitted under applicable law, the Company’s Articles of Organization and the Company’s By-laws, each as they may be amended from time to time.  The Executive shall be insured under the Company’s Directors’ and Officers’ liability policy in the same manner as other senior executives of the Company for as long as Executive is an officer or director of the Company and as long as the Company maintains such policy in force.  Such indemnity and insurance shall survive the termination of Executive’s employment by the Company.

4.

Termination of Employment Period.  Executive’s employment under the terms of this agreement may terminate upon the occurrence of any of the following:

4.1

Termination for Cause.  At the election of the Company, for “Cause,” upon written notice by the Company to Executive.  For the purposes of this Section, “Cause” for termination shall be deemed to exist upon the occurrence of any of the following:

(a)

Executive’s conviction or entry of nolo contendere to any felony or a crime involving moral turpitude, fraud or embezzlement of Company property; or

(b)

Executive’s dishonesty, gross negligence or gross misconduct that is materially injurious to the Company or material failure to perform her/his duties under this Agreement which has not been cured by Executive within 10 days after he/she shall have received written notice from the Company stating with reasonable specificity the nature of such failure to perform; or

(c)

Executive’s illegal use or abuse of drugs, alcohol, or other related substances that is materially injurious to the Company.

4.2

Voluntary Termination by the Company.  At the election of the Company, without Cause.

4.3

Death or Disability.  Upon the death or disability of Executive.  As used in this Agreement, “disability” shall occur when Executive, due to a physical or mental disability, for a period of 90 days in the aggregate whether or not consecutive, during any 360-day period, is unable to perform the services contemplated under this Agreement.

4.4

Termination for Good Reason.  Subject to the notice and cure periods set forth in Section 5.5, at the election of Executive for “Good Reason” (as defined below), upon written notice by the Executive to the Company.

4.5

Voluntary Termination by Executive.  At the election of Executive, without Good Reason, upon not less than 30 days prior written notice by him/her to the Company.

5.

Effect of Termination.

5.1

Termination for Cause, at the Election of Executive, or at Death or Disability.  In the event that Executive’s employment is terminated for Cause, the Company shall have no further obligations under this Agreement other than to pay to Executive Base Salary and accrued vacation through the last day of Executive’s actual employment by the Company.   In the event that Executive’s employment is terminated upon Executive’s death or disability,  or at the election of Executive, the Company shall have no further obligations under this Agreement other than (i) to pay to Executive, in a single lump sum upon such termination, Base Salary and accrued vacation through the last day of Executive’s actual employment by the Company and (ii) to pay to Executive, in a single lump sum, a pro rata portion of any bonus (to the extent earned prior to such termination) for the fiscal year in which termination occurs, pursuant to Section 3.2.

5.2

Voluntary Termination by the Company, or for Good Reason.  In the event that Executive’s employment is terminated during the term of this Agreement without Cause, or by Executive’s resignation for Good Reason, and Executive executes a release in favor of the Company substantially in the form annexed hereto as Exhibit A, not later than 30 days after Executive’s employment terminates, and the period in which Executive is entitled to revoke such release has expired without any such revocation, then the Company shall continue to pay to Executive the annual Base Salary in effect immediately prior to such termination for the twelve-month period following Executive’s last day of employment. In addition, the Company shall continue Executive’s coverage under and its contributions towards Executive’s health care, dental, and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for the six-month period following Executive’s last day of employment. In addition to the foregoing amounts, the Company shall pay Executive in a single lump sum, a pro rata portion of any bonus (to the extent earned prior to such termination) for the year in which termination occurs, pursuant to Section 3.2.  Notwithstanding the foregoing, subject to any overriding laws, the Company shall not be required to provide any health care, dental, or life insurance benefit otherwise receivable by Executive if Executive is actually covered or becomes covered by an equivalent benefit (at the same cost to Executive, if any) from another source.  Any such benefit made available to Executive shall be reported to the Company.

5.3

Notwithstanding any other provision of this Amended Agreement with respect to the timing of payments under Section 5, if, at the time of the Executive’s termination, the Executive is deemed to be a “specified employee” of the Company within the meaning of Section 409A(a)(2)(B)(i) of the Code, then only to the extent necessary to comply with the requirements of Section 409A of the Code, any payments to which the Executive may become entitled under Section 5 which are subject to Section 409A of the Code (and not otherwise exempt from its application) will be withheld until the first business day of the seventh month following the date of termination, at which time the Executive shall be paid an aggregate amount equal to six months of payments otherwise due to the Executive under the terms of Section 5, as applicable.  After the first business day of the seventh month following the date of termination and continuing each month thereafter, the Executive shall be paid the regular payments otherwise due to the Executive in accordance with the terms of Section 5, as thereafter applicable.

5.4

Upon Executive’s termination without Cause during the term of this Agreement, or as a result of Executive’s resignation for Good Reason during the term of this Agreement, all stock options granted by the Company and then held by Executive shall be accelerated and become fully vested and exercisable as of the date of Executive’s termination.

5.5

As used in this Agreement, “Good Reason” means, without Executive’s written consent, (a) a “material diminution” (as such term is used in Section 409A of the Code) of the duties assigned to Executive (provided, however, that no termination of Executive’s service as a member of the Board, regardless of the reason therefore, shall constitute a “material diminution” of Executive’s duties for purposes of this Section 5.5); or (b) a material reduction in Base Salary or other benefits (other than a reduction or change in benefits generally applicable to all executive employees of the Company); or (c) relocation to an office more than 50 miles further from Executives  current residence in Massachusetts than the Company’s current location in the greater Boston area is located from such residence; or (d) a “Change of Control” of the Company, as that term is defined in the Control Plan; or (e), the acquisition (other than an acquisition directly from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of (i) 50% or more of the then outstanding Voting Stock, or (ii) Voting Stock which has the effect of increasing the percentage of Voting Stock owned by any such individual, entity or group to 50% or more of the then outstanding Voting Stock, shall not constitute a Change of Control.  In the event Executive resigns for Good Reason within twelve (12) months after a Change of Control or acquisition, as defined in (d) or (e) above, Executive shall receive, in addition to any severance to which he/she is entitled under § 5.2 of the Employment Agreement as amended, an additional sum equal to twelve (12) months of his/her base salary then in effect.  Notwithstanding the occurrence of any of the events enumerated in this Section 5.5, no event or condition shall be deemed to constitute Good Reason unless (i) Executive reports the event or condition which the Executive believes to be Good Reason to the Board, in writing, within 45 days of such event or condition occurring and (ii) within 30 days after the Executive provides such written notice of Good Reason, the Company has failed to fully correct such Good Reason and to make the Executive whole for any such losses.

5.6

The provisions of this Section 5 and the payments provided hereunder are intended to be exempt from or to comply with the requirements of Section 409A of the Code, and shall be interpreted and administered consistent with such intent.  To the extent required for compliance with Section 409A, references in this Agreement to a “termination of employment” shall mean a “separation of service” as defined by Section 409A.  It is further intended that each installment of the payments provided hereunder shall be treated as a separate “payment” for purposes of Section 409A.  Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

6.

Nondisclosure and Noncompetition.

6.1

Proprietary Information.

(a)

Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company.  By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, designs, drawings, slogans, tests, logos, ideas, practices, projects, developments, plans, research data, financial data, personnel data, computer programs and codes, and customer and supplier lists.  Executive will not disclose any Proprietary Information to others outside the Company except in the performance of his/her duties or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge or generally known within the industry without fault by Executive, or unless otherwise required by law.

(b)

Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, electronic or other material containing Proprietary Information, whether created by Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Executive only in the performance of her/his duties for the Company.

(c)

Executive agrees that his/her obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of subsidiaries and joint ventures of the Company, customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Executive in the course of the Company’s business.

6.2

Inventions.

(a)

Disclosure.  Executive shall disclose promptly to an officer or to attorneys of the Company in writing any idea, invention, work of authorship, whether patentable or un-patentable, copyrightable or un-copyrightable, including, but not limited to, any computer program, software, command structure, code, documentation, compound, genetic or biological material, formula, manual, device, improvement, method, process, discovery, concept, algorithm, development, secret process, machine or contribution (any of the foregoing items hereinafter referred to as an “Invention”) Executive may conceive, make, develop or work on, in whole or in part, solely or jointly with others. The disclosure required by this Section applies (a) to any invention related to the general line of business engaged in by the Company or to which the Company planned to enter during the period of Executive’s employment with the Company and for one year thereafter; (b) with respect to all Inventions whether or not they are conceived, made, developed or worked on by Executive during Executive’s regular hours of employment with the Company; (c) whether or not the Invention was made at the suggestion of the Company; and (d) whether or not the Invention was reduced to drawings, written description, documentation, models or other tangible form.

(b)

Assignment of inventions to Company; Exemption of Certain Inventions. Executive hereby assigns to the Company without royalty or any other further consideration Executive’s entire right, title and interest in and to all Inventions which Executive conceives, makes, develops or works on during employment and for one year thereafter, except as limited by 6.2(a) above and those Inventions that Executive develops entirely on Executive’s own time after the date of this Agreement without using the Company’s  equipment, supplies, facilities or trade secret information unless those Inventions either (a) relate at the time of conception or reduction to practice of the Invention to the Company's  business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by Executive for the Company.

(c)

Records.  Executive will make and maintain adequate and current written records of all Inventions. These records shall be and remain the property of the Company.

(d)

Patents.  Executive will assist the Company in obtaining, maintaining and enforcing patents and other proprietary rights in connection with any Invention covered by Section 6.2.  Executive further agrees that his obligations under this Section shall continue beyond the termination of his employment with the Company, but if he is called upon to render such assistance after the termination of such employment, he shall be entitled to a fair and reasonable rate of compensation for such assistance.  Executive shall, in addition, be entitled to reimbursement of any expenses incurred at the request of the Company relating to such assistance.

6.3   Prior Contracts and Inventions; Information Belonging to Third Parties. Executive represents that there are no contracts to assign Inventions between any other person or entity and Executive.  Executive further represents that (a) Executive is not obligated under any consulting, employment or other agreement which would affect the Company’s rights or my duties under this Agreement, (b) there is no action, investigation, or proceeding pending or threatened, or any basis therefor known to me involving Executive’s prior employment or any consultancy or the use of any information or techniques alleged to be proprietary to any former employer, and (c) the performance of Executive’s duties as an employee of the Company will not breach, or constitute a default under any agreement to which Executive is bound, including, without limitation, any agreement limiting the use or disclosure of proprietary information acquired in confidence prior to engagement by the Company.  Executive will not, in connection with Executive’s employment by the Company, use or disclose to the Company any confidential, trade secret or other proprietary information of any previous employer or other person to which Executive is not lawfully entitled.

6.4

Noncompetition and Non-solicitation.

(a)

During Executive’s employment with the Company and for a period of 12 months after the termination of Executive’s employment with the Company for any reason or for no reason, Executive will not directly or indirectly, absent the Company’s prior written approval, render services of a business, professional or commercial nature to any other person or entity in the area of trace explosives detection or such other services or products provided by the Company at the time employment terminates in any geographical area where the Company does business at the time this covenant is in effect, whether such services are for compensation or otherwise, whether alone or in conjunction with others, as an employee, as a partner, or as a shareholder (other than as the holder of not more than 1% of the combined voting power of the outstanding stock of a public company), officer or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity.

(b)

During the Executive’s employment with the Company and for a period of 12 months after the termination of Executive’s employment for any reason or for no reason, Executive will not, directly or indirectly, recruit, solicit or induce, or attempt to recruit, solicit or induce any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company.

(c)

During the Executive’s employment with the Company and for a period of 12 months after termination of Executive’s employment for any reason or for no reason, Executive will not, directly or indirectly, contact, solicit, divert or take away, or attempt to solicit, contact, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company.

6.5

Interpretation of Agreement.  If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

6.6

Restrictions Necessary. The restrictions contained in this Section are necessary for the protection of the business, proprietary information, and goodwill of the Company and are considered by Executive to be reasonable for such purpose.  Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.  The prevailing party shall be entitled to recover its reasonable attorneys’ fees in such an action.  In addition, the Company’s obligation to pay Executive the amount set forth in Section 5.2 or 5.3 shall terminate in the event Executive materially breaches any terms and conditions in Section 6.

7.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement between the Company and the Executive.  For the avoidance of doubt, however, this Agreement is in addition to, and shall not supersede any stock option agreement between the Company and Executive.

8.

Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

9.

Arbitration.  All disputes concerning compliance with or the interpretation of this Agreement, or any other aspect of Executive’s employment with the Company or the termination of that employment, shall be resolved by a single arbitrator under the Employment Dispute Rules then obtaining of the American Arbitration Association. The decision of the arbitrator shall be final and binding. Notwithstanding the foregoing, any claims by the Company concerning Executive’s compliance with the Nondisclosure and Noncompetition provisions of this Agreement are excluded from the scope of this Arbitration provision and may be brought in any court of competent jurisdiction.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws thereunder.

10.

Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party's last known address or facsimile number or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section.

11.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by her/him.

12.

Miscellaneous.

12.1

No Waiver.  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

12.2

Severability.  In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

12.3

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and facsimile signatures delivered by fax or e-mail transmission shall be treated as originals.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and Executive has executed this Amendment as of the date first above written.

IMPLANT SCIENCES CORPORATION

By:

/s/ William McGann

Name: William McGann, Ph.D.

Title: Chief Executive Officer

Date Executed: December 15, 2015

/s/ Robert Liscouski

Robert Liscouski

Date Executed: December 15, 2015

[Signature page for employment agreement]

Exhibit A

General Release of Claims

1.

Your Release of Claims.  By signing this Agreement, you hereby agree and acknowledge that, for good and valuable consideration, you are waiving your right to assert any and all forms of legal claims against the Company12/ of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date you execute this Agreement (the “Execution Date”).  Except as set forth below, your waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your prior employment relationship with the Company or the termination thereof, including, without limitation:

**

Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation.  Without limitation, specifically included in this paragraph are any Claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Federal and state statute.

**

Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to wages, hours or any other terms and conditions of employment.

**

Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

11/

 For purposes of this Agreement, the Company includes the Company and any of its divisions, affiliates (which means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company), subsidiaries and all other related entities, and its and their directors, officers, employees, trustees, agents, successors and assigns.

**

Any other Claim arising under state or federal law.

You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the economic benefits being provided to you under the terms of this Agreement.   You further acknowledge that this release does not waive any claims you cannot by law waive and does not release any claims that arise after its execution.

It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement.  To that end, you have been advised and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement.  Also, because you are over the age of 40, the Age Discrimination in Employment Act (“ADEA”), which prohibits discrimination on the basis of age, allows you at least twenty-one (21) days to consider the terms of this Agreement.  ADEA also allows you to rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver by hand or send by mail (certified, return receipt and postmarked within such 7 day period) a notice of rescission to the Company. The eighth day following your signing of this Agreement is the Effective Date.

Also, consistent with the provisions of Federal law, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under the discrimination laws (the “Federal Discrimination Laws”) or from filing a charge or complaint of employment-related discrimination with the Equal Employment Opportunity Commission (“EEOC”) or any state fair employment practices agency, or from participating in any investigation or proceeding conducted by the EEOC or any state fair employment practices agency.  Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under the Federal Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under the Federal Discrimination Laws.

By: /s/ Robert Liscouski

Executive:

Date signed: December 15, 2015